SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
  [ ]     Preliminary Proxy Statement
  [ ]     Confidential, for Use of the Commission Only (as permitted by Rule
                                                            14a-6(e)(2))
  [ ]     Definitive Proxy Statement
  [ ]     Definitive Additional Materials
  [X]     Soliciting Material Pursuant to Rule 14a-12


                               DIME BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
   (4)  Proposed maximum aggregate value of transaction:
   (5)  Total fee paid:


 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)  Amount previously paid:

 (2)  Form, Schedule or Registration Statement no.:

 (3)  Filing Party:

 (4)  Date Filed:

                      INFORMATION CONCERNING "PARTICIPANTS"

DIRECTORS AND CERTAIN OFFICERS OF DIME

Dime, its directors and its officers listed below may be deemed to be "participants" in Dime's solicitation of proxies from Dime stockholders. This section provides information regarding these persons and their associates.

Name, Business Address, and Stock Ownership. The following table sets forth the names and current business addresses of the directors and certain named executive officers of Dime, each of which may be deemed a participant. Information about the stock ownership of these directors and these executive officers as of May 18, 2000 (other than Anthony P. Terracciano and Howard H. Newman) can be found in Dime's proxy statement dated June 12, 2000, for its 2000 annual meeting of stockholders.

From May 18, 2000 until August 11, 2000, there were no changes in the stock ownership of Dime's directors and named executive officers, except as follows:

     * On July 6, 2000, Anthony P. Terracciano was appointed to Dime's board of directors. As of August 11, 2000, as a result of SEC restrictions, Mr. Terracciano does not own any shares of Dime common stock. However, Mr. Terracciano has the right to acquire 200,000 shares of restricted Dime common stock.

     * On July 14, 2000, Dr. Paul A Qualben retired from Dime's board of directors. Dr. Qualben owned 30,506 shares of Dime common stock at that time.

     * Howard H. Newman was appointed to Dime's board of directors effective on August 1, 2000. Mr. Newman does not currently own, or have the right to acquire, any shares of Dime common stock. Mr. Newman is a partner of Warburg, Pincus & Co. and a member and managing director of E.M. Warburg, Pincus & Co., LLC, which are the general partner and manager, respectively, of Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P., through an investment agreement dated July 6, 2000 with Dime, currently owns 12,009.491 shares of Series B junior voting preferred stock of Dime, warrants to purchase 8,142.738 shares of Series C junior nonvoting preferred stock of Dime and warrants to purchase 3,866.753 shares of Series D junior nonvoting preferred stock of Dime.

As of August 11, 2000, there were the equivalent of 121,314,037 shares of Dime common stock issued and outstanding. Dime's directors and officers as a group (25 persons) beneficially owned 3,720,178 shares, or 3.07%, of Dime common stock at that date.

NAME AND BUSINESS ADDRESS
-------------------------

Anthony P. Terracciano
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

Lawrence J. Toal
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

NAME AND BUSINESS ADDRESS
-------------------------

Derrick D. Cephas
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038

Frederick C. Chen
c/o Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

J. Barclay Collins II
Amerada Hess Corporation
1185 Avenue of the Americas
New York, NY 10036

Richard W. Dalrymple
Teamwork Management, Inc.
70 West Red Oak Lane
White Plains, NY 10604

James F. Fulton
Fulton + Partners, Inc.
27 Lincoln Road
Charlestown, RI 02813

Sally Hernandez-Pinero
The Related Companies, L.P.
625 Madison Avenue
New York, NY 10022

Fred B. Koons
North American Mortgage Company
6200 Courtney Campbell Causeway
Tampa, FL 33607

Virginia M. Kopp
c/o Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

James M. Large, Jr.
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

John Morning
John Morning Design, Inc.
333 East 45th Street, #11F
New York, NY 10017

NAME AND BUSINESS ADDRESS
-------------------------

Howard H. Newman
c/o E.M. Warburg, Pincus & Co., LLC
466 Lexington Avenue
New York, NY 10017

Margaret Osmer-McQuade
Qualitas International
125 East 72nd Street, #7D
New York, NY 10021

Eugene G. Schulz, Jr.
c/o Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

Howard Smith
Virginia Dare Extract Co.
882 Third Avenue
Brooklyn, NY 11232

Norman R. Smith
Office of the President
Wagner College
631 Howard Avenue
Staten Island, NY 10301

Ira T. Wender
Patterson, Belknap, Webb & Tyler LLP 1133 Avenue of the Americas
New York, NY 10036

Anthony R. Burriesci
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

In addition, for those Dime officers who may be deemed to be participants, the following table sets forth their name, business address and the number of shares of Dime common stock beneficially owned, directly or indirectly, by them as of August 11, 2000.

                                               SHARES OF COMMON
                                                     STOCK
NAME AND BUSINESS ADDRESS                    BENEFICIALLY OWNED(1)


Gene C. Brooks                                      69,318
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017


James E. Kelly                                      57,252
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017


Franklin L. Wright                                  46,632(2)
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

------------------------

(1) The individuals named in the table above have sole or shared voting power or investment power with respect to the shares listed in the table.

(2) Includes 6,124 shares held by Mr. Wright's spouse, as to which he disclaims beneficial ownership.

None of the foregoing participants owns any shares of Dime common stock of record but not beneficially.

Each of Messrs. Brooks, Kelly and Wright is a party to an employment agreement with Dime Savings. The terms of these employment agreements are substantially similar to the terms of the employment agreements for Ms. Peyton Patterson and Mr. Carlos Munoz described in Dime's proxy statement, dated as of June 12, 2000, for its 2000 annual meeting of stockholders.

OTHER PERSONS

Credit Suisse First Boston. Dime has retained Credit Suisse First Boston as its lead financial advisor with respect to North Fork's hostile offer, Warburg's investment and the issuance of litigation tracking warrants. During the course of this engagement, Credit Suisse First Boston and its representatives may participate in activities or conduct analyses designed to assist Dime in soliciting or making recommendations to Dime's stockholders and may render opinions to Dime. Representatives of Credit Suisse First Boston participating in such activities may include Michael Martin and P. Olivier Sarkozy. Dime executed an engagement letter, dated as of August 2, 2000, with Credit Suisse First Boston which superseded the previous engagement letter dated March 6, 2000. Dime agreed to pay Credit Suisse First Boston the following fees: (i) $7,144,024 on August 2, 2000 and (ii) if, during the engagement or within six months after it, any third party (including North Fork) acquires Dime, acquires 50% or more of Dime's outstanding voting stock or acquires all or a substantial portion of Dime's assets, or Dime enters into an agreement for any similar transaction, a transaction fee of 0.75% of the total consideration in the transaction, payable in installments and limited to a maximum fee of $18,750,000.

Dime has also agreed to indemnify Credit Suisse First Boston and related persons and entities against various liabilities, including liabilities under federal securities laws, arising out of Credit

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

Suisse First Boston's engagement and to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel.

Dime has also agreed to offer Credit Suisse First Boston a lead role when considering any restructuring, financing, foreign exchange, derivatives transaction, public offering or private placement in connection with the transactions contemplated by Credit Suisse First Boston's engagement.

In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Dime and North Fork and their affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Credit Suisse First Boston has informed Dime that, as of August 15, 2000, Credit Suisse First Boston and its affiliates maintained indexed and non-indexed positions in a total of 65,929 shares of Dime common stock for their own account. Credit Suisse First Boston and certain of its affiliates also may have voting or dispositive power with respect to certain shares of Dime common stock or other securities of Dime held in asset management, brokerage, fiduciary or other accounts, but Credit Suisse First Boston and its affiliates disclaim beneficial ownership of such securities.

In the past, Credit Suisse First Boston provided financial advisory and financial services to Dime and its affiliates and received customary fees for those services. The address of Credit Suisse First Boston is 11 Madison Avenue, New York, New York 10010.

Merrill Lynch & Co. Dime also has retained Merrill Lynch & Co. to serve as financial advisor in connection with North Fork's hostile offer and Warburg's investment. In its engagement, Merrill Lynch and its representatives may participate in activities or conduct analyses designed to assist Dime in soliciting or making recommendations to Dime's stockholders and may render opinions to Dime. Representatives of Merrill Lynch participating in such activities may include Michael Barry, John Esposito and Tito Citarella. Dime executed an engagement letter, dated as of July 1, 2000, with Merrill Lynch which superseded the previous engagement letter dated March 15, 2000. Dime has agreed to pay Merrill Lynch the following fees: (i) $4,760,000 on July 1, 2000,
(ii) if, during Merrill Lynch's engagement or within six months after it, any acquisition transaction is completed or Dime enters into a definitive agreement which results in an acquisition transaction, an additional fee of 0.50% of the total purchase price in the acquisition transaction, payable in installments and limited to a maximum fee of $12,500,000 and (iii) if Dime does not enter into or complete an acquisition transaction during the period of engagement or within six months thereafter, a fee of $240,000 (and any fees which Merrill Lynch may receive as financial advisor in the divestiture of any of Dime's businesses will be credited against this fee).

Dime has also agreed to indemnify Merrill Lynch and related persons and entities against various liabilities, including liabilities under federal securities laws, arising out of Merrill Lynch's engagements and to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel.

In addition, during Merrill Lynch's engagement, Dime has agreed to offer a lead role to Merrill Lynch in any financing, public offering, private placement, tender offer, repurchase, recapitalization, extraordinary dividend, spin-off, divestiture, consent solicitation or foreign exchange or derivatives transaction in connection with Merrill Lynch's engagement.

In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of Dime and North Fork for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Merrill Lynch has informed Dime that, as of August 15, 2000, Merrill Lynch and its affiliates maintained a position in 11,600 shares of Dime common stock for their own account. Merrill Lynch and certain of its affiliates also may have voting or dispositive power with respect to certain shares of Dime common stock or other securities of Dime held in asset management, brokerage, fiduciary or other accounts, but Merrill Lynch and its affiliates disclaim beneficial ownership of such securities.

In the past, Merrill Lynch provided financial advisory and financial services to Dime and its affiliates and received customary fees for those services. The address of Merrill Lynch is World Financial Center, North Tower, New York, New York 10281.

Innisfree M&A Incorporated. Dime has also made arrangements with Innisfree M&A Incorporated to assist in soliciting proxies in connection with Dime's annual meeting of stockholders and in connection with its communications to stockholders with respect to North Fork's hostile offer. Additional information regarding Innisfree's engagement is set forth in the accompanying proxy statement. As of August 14, 2000, Innisfree does not own, beneficially or of record, any securities of Dime. The address of Innisfree is 501 Madison Avenue, 20th Floor, New York, New York 10022.

Gavin Anderson & Company. Dime also retains Gavin Anderson & Company as its regular public relations firm for public and press announcements. In the context of the North Fork's hostile offer, Gavin Anderson will assist Dime with its communications to stockholders and the public. Gavin Anderson receives compensation based on the time it has spent on the project and is reimbursed for reasonable expenses. As part of the ongoing retention arrangement, Dime pays Gavin Anderson a minimum retainer of $10,000 per month, all of which is applied to the hourly fees charged for their services. As of August 15, 2000, Gavin Anderson does not own, beneficially or of record, any securities of Dime. The address of Gavin Anderson is 220 East 42nd Street, 4th Floor, New York, New York 10017.

Abernathy MacGregor Group. The Abernathy MacGregor Group, a public relations firm, has typically been retained by Dime in conjunction with special financial projects. In September 1999, Dime retained Abernathy MacGregor for one year in connection with public and press relations and presentations regarding the proposed Dime-Hudson merger. In the context of North Fork's hostile offer, Abernathy MacGregor will assist Dime with its communications to stockholders and the public. Abernathy MacGregor receives compensation based on the time it has spent on the project and is reimbursed for reasonable expenses. As part of the retention arrangement, Dime pays Abernathy MacGregor a minimum retainer of $5,000 per month, all of which is applied to the hourly fees charged for their services. As of August 15, 2000, Abernathy MacGregor does not own, beneficially or of record, any securities of Dime. The address of Abernathy MacGregor is 501 Madison Avenue, New York, New York 10022.

Status as Participants. None of Credit Suisse First Boston, Merrill Lynch, Innisfree, Gavin Anderson or Abernathy MacGregor hereby admits or believes that it or any of its partners, managing directors, directors, officers, employees, affiliates or controlling persons is a "participant" as defined in Schedule 14A under the Securities Exchange Act of 1934 or that Schedule 14A requires the disclosure of any information regarding it.